BlackRock Funds II (the "Registrant"):
LifePath(R)Active 2015 Portfolio
LifePath(R)Active 2020 Portfolio
LifePath(R)Active 2025 Portfolio
LifePath(R)Active 2030 Portfolio
LifePath(R)Active 2035 Portfolio
LifePath(R)Active 2040 Portfolio
LifePath(R)Active 2045 Portfolio
LifePath(R)Active 2050 Portfolio
LifePath(R)Active 2055 Portfolio

77Q1(d):

Copies of all constituent instruments defining the rights of holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

Attached please find as an exhibit to Sub-Item 77Q1(d) of Form N-SAR a copy of the Registrant's Second Amended and Restated Plan Pursuant to Rule 18f-3 for Operation of a
Multi-Class Distribution System.


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Exhibit 77Q1(d)

BLACKROCK FUNDS II
(the "Fund")
SECOND AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR
OPERATION OF
A MULTI-CLASS DISTRIBUTION SYSTEM
I. INTRODUCTION
        On February 23, 1995, the Securities and Exchange
Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940
Act"), which permits the creation and operation of a multi-class distribution system without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-
3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On February 11, 2014, the Board of Trustees of the Fund approved this Second Amended and Restated Plan in connection with the Fund's operation of its current multi-class distribution system in compliance with Rule 18f-3.
II. ATTRIBUTES OF CLASSES

A.
Generally
        Each investment portfolio of the Fund (each a "Portfolio" and, collectively, the "Portfolios") may offer up to 15 of the following classes of shares as set out on Appendix A attached hereto: Service Shares; Investor A
Shares; Investor B Shares; Investor C Shares; Institutional
Shares; BlackRock Shares; Investor A1 Shares; Investor B1
Shares; Investor B2 Shares; Investor B3 Shares; Investor C1
Shares; Investor C2 Shares; Investor C3 Shares; Class R
Shares; and Class K Shares.
        In general, shares of each class shall be identical except for different expense variables (which will result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, Investor A Shares, Investor B
Shares, Investor C Shares, Service Shares, Institutional
Shares, BlackRock Shares, Investor A1 Shares, Investor B1
Shares, Investor B2 Shares, Investor B3 Shares, Investor C1
Shares, Investor C2 Shares, Investor C3 Shares, Class R
Shares and Class K Shares of each Portfolio shall represent equal pro rata interests in the assets of the particular
Portfolio, and shall be identical in all respects, except for: (a) the impact of (i) distribution and shareholder servicing expenses under the Fund's Distribution and Service Plan assessed to each particular share class;
(ii) transfer agency and certain administration expenses assessed from time to time to particular share classes; and
(iii) any other expenses identified from time to time that should be properly allocated to each particular share class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested trustees; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Fund's
Distribution and Service Plan applicable to such class and
(ii) the class expenses borne by such class; (c) the exchange privileges and/or conversion features of each class of shares; (d) the sales charge(s) applicable to certain classes of shares; (e) the designation of each class of shares of a Portfolio; and (f) the different shareholder services relating to each class of shares.

B.
Sales Charges; Distribution Arrangements; Other Expenses
        Investor A Shares
        Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent, subject to restrictions described in their prospectus.

        Investor A Shares of the Fund's equity portfolios
(the "Equity Portfolios") and bond portfolios (the "Bond
Portfolios") generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. When the aggregate offering price of Investor A Shares of the Equity and Bond Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus. Investor A Shares of the Fund's money market portfolios, if any (the "Money
Market Portfolios"), shall not be subject to a sales charge.
        Investor A Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
        Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Advisors, LLC or its affiliates (collectively, "BlackRock") primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, "Selling Agents") for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
        Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock) (collectively,
"Service Agents") for general shareholder liaison services.
        Investor A1 Shares
        Investor A1 Shares are to be issued in connection with certain business combinations and generally shall not be available for purchase by the general public. Additional
Investor A1 Shares shall only be issued in connection with the reinvestment of dividends and other distributions and to certain qualified employee benefit plans. Investor A1
Shares of the Equity and Bond Portfolios may be subject to a front-end or contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the prospectus.
        Investor A1 Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
        Distribution fees shall be payable to the Fund's distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A1 Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
        Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
        Investor B Shares and Investor C Shares
        Investor B Shares and Investor C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent, subject to restrictions described in their prospectus. Investor B Shares and Investor C Shares of the
Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.

        Investor B Shares and Investor C Shares of a
Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
        Distribution fees shall be payable to the Fund's distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor B Shares and Investor C Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
        Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
        Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares
        Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares are to be issued in connection with certain business combinations and generally shall not be available for purchase by the general public. Additional Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares shall only be issued in connection with the reinvestment of dividends and other distributions and to certain qualified employee benefit plans. Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares of the Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.
        Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
        Distribution fees shall be payable to the Fund's distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
        Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
        Service Shares
        Service Shares shall be available for purchase by institutions which act on behalf of their customers maintaining accounts with such institutions and which provide their customers with certain shareholder services, subject to restrictions described in their prospectus. Service Shares shall also be available to investors acquiring Service Shares in connection with certain business combinations ("Direct Service Investors") and investors that participate in certain asset allocation programs described in the prospectus. Service Shares of a Portfolio shall not be subject to a sales charge.
        Service Shares of a Portfolio shall bear the expense of shareholder servicing fees described in the prospectus, if any.

        Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
        The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Service Shares out of its past profits or any sources which are available to it.
        Institutional Shares
        Institutional Shares shall be available from the distributor for purchase by institutional investors, individuals, registered investment advisers and others meeting certain minimum investment and other requirements described in the prospectus. Institutional Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.
        BlackRock Shares
        BlackRock Shares shall be available from the distributor for purchase by institutional investors, individuals, registered investment advisers and others meeting certain minimum investment and other requirements described in the prospectus. BlackRock Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan. BlackRock Shares of a Portfolio shall bear the expense of shareholder servicing fees described in the prospectus, if any. Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to BlackRock Shares out of its past profits or any sources which are available to it.
        Class R Shares
        Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in their prospectus. Class R Shares of a Portfolio shall not be subject to a sales charge.
        Class R Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.
        Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class
R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.
        Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.
        Class K Shares
        Class K Shares of each Portfolio shall be available only to (i) qualified recordkeepers with a distribution and/or fund servicing agreement (establishing an omnibus trading relationship) maintained with the Fund's distributor, (ii) defined benefit plans, defined contribution plans, endowments and foundations with greater than $10 million in a qualified tax-exempt plan,
(iii) employers with greater than $10 million in the aggregate between qualified and non-qualified plans that they sponsor, or (iv) institutions and individuals with a minimum initial investment in the Portfolio of $5 million.

        Class K Shares are not subject to sales charges or distribution fees.
        Other Class-Specific Expenses
        In addition to the class-specific expenses mentioned above, each class of shares shall bear the transfer agency expenses and class-specific administration expenses payable to the transfer agent and administrators for such share class under agreements approved by the Fund's Board of Trustees from time to time.

C.
Exchange Privileges
        Investor A Shares and Investor A1 Shares
        A holder of Investor A Shares or Investor A1 Shares in a Portfolio generally shall be permitted to exchange his shares for Investor A Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, plus any applicable sales charge, subject to the restrictions described in the prospectus.
        Investor B Shares, Investor B1 Shares, Investor B2
Shares and Investor B3 Shares
        A holder of Investor B Shares, Investor B1 Shares,
Investor B2 Shares, or Investor B3 Shares of a Portfolio generally shall be permitted to exchange his shares for Investor B Shares of any other Portfolio of the BlackRock
Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
        Investor C Shares, Investor C1 Shares, Investor C2
Shares and Investor C3 Shares
        A holder of Investor C Shares, Investor C1 Shares,
Investor C2 Shares, or Investor C3 Shares of a Portfolio generally shall be permitted to exchange his shares for Investor C Shares of any other Portfolio of the BlackRock
Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
        Service Shares
        Unless he is a Direct Service Investor, a holder of Service Shares in a Portfolio generally shall be permitted to exchange his shares for Service Shares of any other
Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus. To the extent permitted from time to time by the Fund, at the election of Direct Service Investors, Service Shares of a Portfolio may be exchanged for Investor A Shares of the same Portfolio on the basis of the net asset values of each class of shares next determined after the transfer agent's receipt of an exchange request, subject to the restrictions described in the prospectus. Except as stated above, Direct Service
Investors shall have no exchange privileges.
        Institutional Shares
        A holder of Institutional Shares in a Portfolio generally shall be permitted to exchange such shares for Institutional Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
        BlackRock Shares
        The Fund shall not offer BlackRock Shares with an exchange privilege.

        Class R Shares
        The Fund shall not offer Class R Shares with an exchange privilege.
        Class K Shares
        The Fund shall not offer Class K Shares with an exchange privilege.

D.
Conversion Features
        Investor A Shares and Investor A1 Shares
        The Fund shall not offer Investor A Shares or Investor A1 Shares with a conversion feature.
        Investor B Shares, Investor B1 Shares, Investor B2 Shares and Investor B3 Shares
        A certain number of years (specified in the prospectus) after the date of purchase or acquisition, Investor B Shares, Investor B1 Shares, Investor B2 Shares, or Investor B3 Shares of a Portfolio shall automatically convert to Investor A or Investor A1 Shares, as stated in the prospectus, of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each conversion of Investor B Shares, Investor B1 Shares, Investor B2 Shares, or Investor B3 Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Investor B Shares, Investor B1 Shares, Investor
B2 Shares, or Investor B3 Shares, as the case may be, of such Portfolio that were acquired through reinvestments of dividends or distributions will likewise automatically convert to Investor A Shares or Investor A1 Shares, as stated in the prospectus, of the same Portfolio.
        Investor C Shares, Investor C1 Shares, Investor C2 Shares and Investor C3 Shares
        The Fund shall not offer Investor C Shares, Investor C1 Shares or Investor C2 Shares with a conversion feature.
        Service Shares, Institutional Shares, BlackRock Shares, Class R Shares and Class K Shares
        The Fund shall not offer Service Shares,
Institutional Shares, BlackRock Shares, Class R Shares or Class K Shares with a conversion feature.

E.
Shareholder Services


1.
Redemption by Check
        Holders of Investor A Shares in the Fund's Money
Market Portfolios shall be able to redeem such shares by check, subject to the restrictions described in the prospectus. The checkwriting option shall not be available in connection with the redemption of Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor B2 Shares,
Investor B3 Shares, Investor C Shares, Investor C1 Shares,
Investor C2 Shares, Investor C3 Shares, Service Shares,
Institutional Shares, BlackRock Shares, Class R Shares or
Class K Shares of the Money Market Portfolios or shares of any class of the Equity and Bond Portfolios.


2.
Systematic Withdrawal Program
        The Fund shall offer a systematic withdrawal program, subject to the restrictions described in the prospectus, whereby, in general: (i) investors may arrange to have Investor A Shares, Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C Shares, Investor C1 Shares, Investor C2 Shares or Investor C3 Shares redeemed automatically; and
(ii) Direct Service Investors may arrange to have Service Shares redeemed automatically.

        The Fund shall not offer a systematic withdrawal program to investors in Institutional Shares, BlackRock
Shares, Class R Shares or Class K Shares or to investors in
Service Shares who are not Direct Service Investors.


3.
Automatic Investing Program
        The Fund shall offer an automatic investing program, subject to the restrictions described in the prospectus, whereby, in general: (i) an investor may arrange to have Investor A Shares, Investor B Shares or Investor C Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the investor's bank account; and (ii) a Direct Service Investor may arrange to have Service Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the Direct Service Investor's bank account.
        The Fund shall not offer the automatic investment program to investors in Investor A1 Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares, Investor C3 Shares, Institutional Shares, BlackRock Shares, Class R Shares or Class K Shares or to investors in Service Shares who are not Direct Service Investors.


4.
Systematic Exchange Program
        The Fund shall offer a systematic exchange program, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have Investor A Shares, Investor A1 Shares, Investor B Shares,
Investor B1 Shares, Investor B2 Shares, Investor B3 Shares,
Investor C Shares, Investor C1 Shares, Investor C2 Shares or Investor C3 Shares exchanged automatically from one
Portfolio to up to four other Portfolios.
        The Fund shall not offer the systematic exchange program to investors in Service Shares, Institutional
Shares, BlackRock Shares, Class R Shares or Class K Shares.


5.
Dividend Allocation Plan
        The Fund shall offer a dividend allocation plan, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares, Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C Shares, Investor C1 Shares, Investor C2 Shares or Investor C3
Shares of one Portfolio automatically invested in another
Portfolio.
        The Fund shall not offer the dividend allocation plan to investors in Service Shares, Institutional Shares, BlackRock Shares, Class R Shares or Class K Shares.

F.
Methodology for Allocating Expenses Among Classes
        Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).



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Appendix A
BlackRock Funds II
    BlackRock Aggressive Growth Prepared Portfolio
    BlackRock Conservative Prepared Portfolio
    BlackRock Core Bond Portfolio
    BlackRock Emerging Markets Flexible Dynamic Bond
Portfolio
    BlackRock Floating Rate Income Portfolio
    BlackRock Global Dividend Portfolio
    BlackRock GNMA Portfolio
    BlackRock Growth Prepared Portfolio
    BlackRock High Yield Bond Portfolio
    BlackRock Inflation Protected Bond Portfolio
    BlackRock International Bond Portfolio
    BlackRock Investment Grade Bond Portfolio
    BlackRock Low Duration Bond Portfolio
    BlackRock Moderate Prepared Portfolio
    BlackRock Multi-Asset Income Portfolio
    BlackRock Secured Credit Portfolio
    BlackRock Strategic Income Opportunities Portfolio
    BlackRock U.S. Government Bond Portfolio
    LifePath(R)Active 2015 Portfolio
    LifePath(R)Active 2020 Portfolio
    LifePath(R)Active 2025 Portfolio
    LifePath(R)Active 2030 Portfolio
    LifePath(R)Active 2035 Portfolio
    LifePath(R)Active 2040 Portfolio
    LifePath(R)Active 2045 Portfolio
    LifePath(R)Active 2050 Portfolio
    LifePath(R)Active 2055 Portfolio